July 31, 2008	CONTACT:
Elizabeth Wilkinson Phone: 281-408-1329

EAGLE ROCK ENERGY PARTNERS, L.P. DECLARES A CASH DISTRIBUTION OF $.41 PER UNIT, 2.5% DISTRIBUTION INCREASE, FOR THE SECOND QUARTER 2008 AND ANNOUNCES SECOND QUARTER 2008 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON – Eagle Rock Energy Partners, L.P. (NasdaqGS:EROC) (the “Partnership”) today declared a cash distribution of $0.41 per unit for the quarter ended June 30, 2008, a 2.5% increase to its distribution made for the first quarter of 2008 and in line with its previously-announced plan to recommend such distribution to the Board of Directors. The distribution, which equates to $1.64 per unit on an annualized basis, will be paid August 14, 2008 to all unitholders of record as of August 8, 2008.

Joseph A. Mills, chairman and chief executive officer stated, “Our diversified asset base once again delivered strong financial results and operating performance.   The Company’s assets and cash flows support the distribution increase despite the previously announced, scheduled downtime at our Big Escambia Creek (“BEC”) plant in April, and the fact that our Stanolind acquisition only favorably impacted our financial results for two months in the quarter. With a full quarter of Stanolind’s operations and normalized operations across all of our assets, we expect to recommend to our Board of Directors a further increase to our third quarter 2008 distribution.”

The Partnership also announced today it will report second quarter 2008 financial results after the market closes for trading on Tuesday, August 5, 2008. A second quarter earnings call will be held at 9 a.m. CT (10 a.m. ET) on Wednesday, August 6, 2008.

Interested parties may listen live over the Internet or via telephone.  To listen live over the Internet, log on to the Partnership's Web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-713-4214, confirmation code 40471280. Investors are advised to dial into the call at least 15 minutes prior to the call to register.  Participants may pre-register for the call by using the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PDLYW7C7J. (Due to its length, this URL may need to be copied/pasted into your internet browser’s address field. Remove the extra space if one exists.) An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 61605687. In addition, a replay of the audio webcast will be available by accessing the Partnership's Web site after the call is concluded.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.

“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.

This news release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership's actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007.
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